Consent of Counsel

I consent to the inclusion of the reference to my opinion under Kansas law under the caption "Legal Matters" in the Prospectus included in Post-Effective Amendment No. 3 to the Registration Statement under the Securities Act of 1933 (Form N-4 No. 333-120399) and Amendment No. 29 to the Registration Statement under the Investment Company Act of 1940 (Form N-4 No. 811-10011) for the Security Benefit Life Insurance Company NEA Valuebuilder Retirement Income Director Variable Annuity.


Amy J. Lee
Topeka, Kansas
April 29, 2008